                                  EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1999 for the year ended December 31, 1998, included in HeadHunter.net, Inc.'s registration statement on Form S-1.

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP
Atlanta, GA
December 30, 1999